Exhibit 10.1
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of the 5th day of June, 2000 (the "Effective Date"), by and between USFreightways Corporation, a Delaware corporation (the "Employer"), and Samuel
K. Skinner (the "Executive").

                                    RECITALS

A. The Employer desires that the Executive provide services for the benefit of the Employer and its wholly-owned subsidiaries and the Executive desires to accept such employment with the Employer.

B. The Employer and the Executive acknowledge that the Executive will be a senior member of the management team of the Employer and, as such, will participate in implementing the Employer's business plan.

C. In the course of employment with the Employer, the Executive will have access to certain confidential information that relates to or will relate to the business of the Employer and its wholly-owned subsidiaries.

D. The Employer desires that any such information not be disclosed to other parties or otherwise used for unauthorized purposes.

         NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

1. Employment. The Employer shall employ the Executive beginning on the Effective Date. On July 17, 2000, the Executive shall become the President and Chief Executive Officer of the Employer. In addition to the foregoing, the Employer covenants and agrees that (i) as soon as reasonably practicable after December 31, 2000, the Executive will be elected as Chairman of the Board of Directors of the Employer (the "Board") and will remain Chairman as long as he is a member of the Board, and (ii) as long as the Executive remains employed as the President and Chief Executive Officer of the Employer, he will continue to be slated as a nominee for a director of the Employer. The Executive hereby accepts such employment on the following terms and conditions.

2. Duties. The Executive shall work for the Employer from the Effective Date through July 16, 2000 and perform such services from the Effective Date through July 16, 2000 as the Board may from time to time direct. Beginning July 17, 2000, the Executive shall work for the Employer in a full-time capacity. The Executive shall, beginning July 17, 2000, have the duties, responsibilities, powers, and authority customarily associated with the position of President and Chief Executive Officer. The Executive shall report to, and follow the direction of, the Board. In addition to the foregoing, the Executive also shall perform such other and unrelated services and duties as may be assigned to him from time to time by the Board consistent with his position as President and Chief Executive Officer. The Executive shall diligently, competently, and faithfully perform all duties, and shall devote his entire business time, energy, attention, and skill to the performance of duties for the Employer or its wholly-owned subsidiaries and will use his best efforts to promote the interests of the Employer. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic, religious or charitable boards or committees, so long as such activities do not individually or in the aggregate significantly interfere with the performance of the Executive's responsibilities as an employee of the Employer in accordance with this Agreement. In addition, it shall not be considered a violation of the foregoing for the Executive, through July 16, 2000, to conclude any business affairs he may have at his prior employer

3. Executive Loyalty. Subject to the exceptions set forth in Paragraph 2, the Executive shall devote all of his time, attention, knowledge, and skill solely and exclusively to the business and interests of the Employer, and the Employer shall be entitled to all benefits and profits arising from or incident to any and all work, services, and advice of the Executive. The Executive expressly agrees that during the term of this Agreement, he shall not engage, directly or indirectly, as a partner, officer, director, member, manager, stockholder, advisor, agent, employee, or in any other form or capacity, in any other business similar to that of the Employer. The foregoing notwithstanding, nothing herein contained shall be deemed to prevent the Executive from investing his money in the capital stock or other securities of any corporation whose stock or securities are publicly-owned or are regularly traded on any public exchange, nor shall anything herein contained be deemed to prevent the Executive from investing his money in real estate, or to otherwise manage his personal investments and financial affairs.

4.       Compensation.
---------------------

A. Salary. The Employer shall pay the Executive an annual base salary of $600,000 (the "Base Salary"), payable in substantially equal installments in accordance with the Employer's payroll policy from time to time in effect. The Executive's Base Salary shall commence on July 17, 2000 and shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, the Executive. Changes to the Base Salary, as adjusted, may be made following an annual salary review, the first of which shall take place in or around July, 2001, and all subsequent reviews shall occur thereafter at the same time as reviews are conducted generally for executive officers of the Employer. The Base Salary shall not be reduced, and the term Base Salary shall refer thereafter to the Base Salary, as it may be increased from time to time.

B. Performance Bonus. The Executive shall participate in a bonus program, which program shall provide the Executive with an opportunity to achieve a targeted calendar year bonus of up to one hundred percent (100%) of the Base Salary. For the calendar year ending December 31, 2000, the Executive shall be guaranteed a bonus of no less than one hundred fifty thousand dollars ($150,000). The actual terms and conditions of the annual bonus program shall be established by the Employer, with input from the Executive, shall be memorialized in a written document to be prepared by the Employer and which will be incorporated herein by reference, and will provide for the payment of an annual bonus hereunder if the Employer achieves specified company-wide objectives and if the Executive achieves specified personal management objectives. All such objectives shall be agreed upon by the Executive and the Board prior to the beginning of each calendar year (or, for calendar year 2000, within ninety (90) days of the Effective Date). Any bonus earned hereunder shall be payable no later than ninety (90) days following the end of the calendar year for which the bonus is earned.

C. Stock Options. On the Effective Date, the Employer shall grant the Executive a non-qualified option to purchase two hundred thousand (200,000) shares of the common stock of the Employer. Such stock option shall be granted in accordance with and pursuant to the terms of the Employer's Long-Term Incentive Plan. The stock option shall be granted at an exercise price equal to the "fair market value" of such common stock of the Employer on the Effective Date. The grant of such stock option, and the terms thereof, has been memorialized in the Option Agreement attached hereto as Exhibit A.

D. Stock Grant. On the Effective Date, the Executive shall be provided with a grant of $200,000 worth of common stock of the Employer. The number of shares of such grant shall be based upon the "fair market value" of such common stock of the Employer on the Effective Date. The stock grant shall be made in accordance with and pursuant to the terms of the Employer's Long-Term Incentive Plan. The grant of such stock, and the terms thereof, has been memorialized in the Stock Grant Agreement attached hereto as Exhibit B.

E.       Other Benefits.  During the term of this Agreement, the Employer shall:
-----------------------

(1) include the Executive in any life insurance, disability insurance, medical, dental or health insurance, vacation, savings, pension and retirement plans and other benefit plans or programs (including, if applicable, any excess benefit or supplemental executive retirement plans) maintained by the Employer for the benefit of its executives; and

(2) include the Executive in such perquisites as the Employer may establish from time to time that are commensurate with his position and at least comparable to those received by other executives of the Employer (including, but not limited to, reimbursement of club dues for one (1) downtown club and an automobile allowance of $1,000 per month).

5. Expenses. The Employer shall reimburse the Executive for all reasonable and approved business expenses, provided the Executive submits paid receipts or other documentation acceptable to the Employer and as required by the Internal Revenue Service to qualify as ordinary and necessary business expenses under the Internal Revenue Code of 1986, as amended (the "Code").

6. Termination. The Executive's services shall terminate upon the first to occur of the following events:
--------------------

A. Disability or Death. Upon the Executive's date of death or the date the Executive is given written notice that he has been determined to be disabled by the Employer. For purposes of this Agreement, the Executive shall be deemed to be disabled if the Executive, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of four (4) consecutive months or for any aggregate period of six (6) months in any twelve
(12) month period. A termination of the Executive's employment by the Employer for disability shall be communicated to the Executive by written notice and shall be effective on the tenth (10th) business day after receipt of such notice by the Executive, unless the Executive returns to full-time performance of his duties before such tenth (10th) business day.

B. Cause. On the date the Board provides the Executive with written notice that he is being terminated for "cause." For purposes of this Agreement, the Executive shall be deemed terminated for cause if the Employer terminates the Executive after the Executive:

(1) shall have been indicted (or the equivalent thereof) for any felony including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, or embezzlement; or

(2) shall have committed intentional acts of misconduct that materially impair the goodwill or business of the Employer or cause material damage to its property, goodwill, or business; or

(3) shall have refused to, or willfully failed to, perform his material duties hereunder provided, however, that no termination under this subparagraph (3) shall be effective unless the Executive does not cure such refusal or failure to the Employer's reasonable satisfaction as soon as practicable after the Employer gives the Executive written notice identifying such refusal or failure (and, in any event, within thirty (30) calendar days after receipt of such written notice).

No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that his action or omission was in the best interests of the Employer. A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Board shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Board Meeting for Cause. The "Board Meeting for Cause" means a meeting of the Board at which the Executive's termination for Cause will be considered, that takes place not less than ten
(10) and not more than twenty (20) business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Board Meeting for Cause by a two-thirds majority vote of the entire membership of the Board, excluding the Executive from the count of such membership, stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that such conduct constitutes Cause under this Agreement.

C. On the date the Executive terminates his employment for "Good Reason." For purposes of this Agreement, "Good Reason" means:

(1) the assignment to the Executive of any duties materially inconsistent in any respect with Paragraph 2 of this Agreement, or any other action by the Employer that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Employer after receipt of notice thereof from the Executive;

(2) any requirement by the Employer that the Executive's services be rendered primarily at a location or locations other than within the greater Chicago metropolitan area and for other than a de minimis period of time; or

(3) any breach of this Agreement by the Employer that is not remedied by the Employer within five (5) business days after receipt of notice thereof from the Executive, or as soon thereafter as may be commercially practicable.

A termination of employment by the Executive for Good Reason shall be effectuated by giving the Employer written notice ("Notice of Termination for Good Reason") of the termination within three (3) months of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Employer that constitutes Good Reason and the specific provisions of this Agreement on which Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth (5th) business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) business days after the notice is given).

D. Without Cause. On the date the Employer terminates the Executive's employment for any reason, other than a reason otherwise set forth in this Paragraph 6, provided that the Employer shall give the Executive sixty (60) days written notice prior to such date of its intention to terminate such employment.

E. Resignation. On the date the Executive terminates his employment for any reason, other than a reason otherwise set forth in this Paragraph 6, provided that the Executive shall give the Employer sixty (60) days written notice prior to such date of his intention to terminate this Agreement.

7.       Compensation Upon Termination.
--------------------------------------

A. Termination Payment. If the Executive's services are terminated pursuant to Paragraph 6B or 6E, the Executive shall be entitled to his Base Salary through his final date of active employment plus any accrued but unused vacation pay. The Executive also shall be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) or required under the terms of any death, insurance, or retirement plan, or stock option program or agreement, provided by the Employer and to which the Executive is a party or in which the Executive is a participant, including, but not limited to, any short-term or long-term disability plan or program, if applicable.

B. Severance Payment. Except as otherwise provided in this Paragraph 7B, if the Executive's services are terminated pursuant to Paragraph 6A, 6C, or 6D, the Executive shall be entitled to his Base Salary through his final date of active employment, plus any accrued but unused vacation pay. The Executive also shall be entitled to a severance amount equal to the sum of (i) two times the Base Salary, plus (ii) one times the performance bonus, if any, paid to the Executive for the most recently completed calendar year. Such severance payment shall be payable to the Executive over twenty-four (24) months following the date of termination, provided (a) the Executive signs an agreement that releases the Employer from actions, suits, claims, proceedings and demands related to the period of employment and/or the termination of employment, and (b) the Employer shall be permitted to offset from the severance payment hereunder any salary paid to the Executive during the sixty (60) day written notice period, if the Executive performs no substantial services during such sixty (60) day written notice period. Additionally, the Executive shall be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) or required under the terms of any death, insurance, or retirement plan, or stock option program or agreement, provided by the Employer and to which the Executive is a party or in which the Executive is a participant. Any payments made to the Executive under the foregoing provisions of this Paragraph 7B shall be reduced by any death or insurance benefits payable to the Executive (or his beneficiary) under the terms of this Agreement and, if employment is terminated within twelve (12) months of the Effective Date, by any wages and/or compensation earned by the Executive through his performance of substantially full-time employment during the duration of such twenty-four (24) month period. The foregoing notwithstanding, if, following a "Change of Control," (1) the Executive is terminated by the Employer or its successor, pursuant to Paragraph 6D, within six (6) months following the Change of Control, or (2) the Executive elects within six (6) months following such Change of Control to terminate his employment pursuant to Paragraph 6C, the Executive shall be entitled to the following single sum payment, in lieu of any payment otherwise set forth above, and payable as soon as practicable following termination: an amount equal to three (3) times the average of the Executive's prior five (5) years of cash compensation from the Employer (or for such lesser period, as annualized, as the Executive may have been employed by the Employer hereunder). In addition, all options to purchase common stock of the Employer, which are otherwise unexercisable at the time of the termination, shall immediately vest and become exercisable. For purposes of this Paragraph 7B, a "Change of Control" shall be deemed to occur on the earliest of (1) the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of at least 51% of the outstanding capital stock of the Employer entitled to vote for the election of directors ("Voting Stock"); (2) the effective time of (i) a merger or consolidation of the Employer with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Employer immediately prior to such merger hold less than 50% of the Voting Stock of the surviving or resulting corporation, or
(ii) a transfer of substantially all of the property or assets of the Employer other than to an entity of which the Employer, or an affiliate of the Employer, owns at least 50% of the Voting Stock; or (3) the election to the Board, without the recommendation or approval of the incumbent Board, of directors constituting a majority of the number of directors of the Employer then in office.
C. Change in Control. If a change in control shall occur (as defined in Section 280G(b)(2)(a)(i) of the Code), and a determination is made by legislation, regulation, ruling directed to the Executive or the Employer, or court decision, that the aggregate amount of any payment made to the Executive hereunder, or pursuant to any plan, program, or policy of the Employer in connection with, on account of, or as a result of, such change in control constitutes "excess parachute payments" under the Code that are subject to the excise tax provisions of Section 4999 of the Code, or any successor sections thereof, the Executive shall be entitled to receive from the Employer, in addition to any other amounts payable hereunder, an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed thereon) and any excise tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the excise tax imposed; provided, however, if the aggregate amount of payments to the Executive, without regard to the Gross-Up Payment, does not exceed one hundred ten percent (110%) of the maximum amount that the Executive could receive without regard to the payments being subject to the excise tax provisions of Section 4999 of the Code (the "Tax Limit"), then
(i) no Gross-Up Payment shall be made hereunder, and (ii) the payments shall be reduced to the Tax Limit. All determinations required to be made under this Paragraph 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm designated by the Employer and reasonably acceptable to the Executive which is one of the five largest accounting firms in the United States (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Employer and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been an excess parachute payment, or such earlier time as is requested by the Employer. All fees and expenses of the Accounting Firm shall be borne solely by the Employer. Any Gross-Up Payment, as determined pursuant to this Paragraph 7 shall be paid by the Employer to the Executive within five (5) days of the receipt of the Accounting Firm's determination. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Employer should have been made ("Underpayment") consistent with the calculations required to be made hereunder. In the event that the Employer exhausts its remedies hereunder and the Executive thereafter is required to make a payment of any excise tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Employer to or for the benefit of the Executive. The Executive shall notify the Employer in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employer of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Employer of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Employer (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employer notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(1) give the Employer any information reasonably requested by the Employer relating to such claim;

(2) take such action in connection with contesting such claim as the Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Employer;

(3) cooperate with the Employer in good faith in order effectively to contest such claim; and

(4) permit the Employer to participate in any proceedings relating to such claim;

provided, however, that the Employer shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any excise tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provision of this Paragraph 7C, the Employer shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employer shall determine. Notwithstanding anything herein to the contrary, if, after the receipt by the Executive of an amount advanced by the Employer pursuant to this Paragraph 7C, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Employer's substantial compliance with the requirements of this Paragraph 7C) promptly pay to the Employer the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Employer pursuant to Paragraph 7C, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Employer does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

8. Protective Covenants. The Executive acknowledges and agrees that solely by virtue of his employment by, and relationship with, the Employer, he has acquired and will acquire "Confidential Information", as hereinafter defined, as well as special knowledge of the Employer's relationships with its customers and suppliers, and that, but for his association with the Employer, the Executive would not or will not have had access to said Confidential Information or knowledge of said relationships. The Executive further acknowledges and agrees
(i) that the Employer has long term, near-permanent relationships with its customers and suppliers, and that those relationships were developed at great expense and difficulty to the Employer over several years of close and continuing involvement; and (ii) that the Employer's relationships with its customers and suppliers are and will continue to be valuable, special and unique assets of the Employer and that the identity of its customers and suppliers is kept under tight security with the Employer and cannot be readily ascertained from publicly available materials or from materials available to the Employer's competitors. In return for the consideration described in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as a condition precedent to the Employer entering into this Agreement, and as an inducement to the Employer to do so, the Executive hereby represents, warrants, and covenants as follows:

A. The Executive has executed and delivered this Agreement as his free and voluntary act, after having determined that the provisions contained herein are of a material benefit to him, and that the duties and obligations imposed on him hereunder are fair and reasonable and will not prevent him from earning a comparable livelihood following the termination of his employment with the Employer.

B. The Executive has read and fully understands the terms and conditions set forth herein, has had time to reflect on and consider the benefits and consequences of entering into this Agreement, and has had the opportunity to review the terms hereof with an attorney or other representative, if he so chooses.

C. The execution and delivery of this Agreement by the Executive does not conflict with, or result in a breach of or constitute a default under, any agreement or contract, whether oral or written, to which the Executive is a party or by which the Executive may be bound.

D. The Executive agrees that, during the time of his employment with the Employer and for a period of one (1) year following the later of (i) the termination of the Executive's employment hereunder pursuant to Paragraph 6B or 6E, or (ii) one year following the date of the last payment provided for under Paragraph 7B, the Executive will not, except on behalf of the Employer, anywhere in North America, or in any other place or venue where the Employer or any affiliate, subsidiary, or division thereof now conducts or operates, or may conduct or operate, its business prior to the date of the Executive's termination of employment:

(1) directly or indirectly, contact, solicit or direct any person, firm, corporation, association or other entity to contact or solicit, any of the Employer's customers, prospective customers, or suppliers (as hereinafter defined) for the purpose of providing any products and/or services that are the same as or similar to the products and services provided by the Employer to its customers during the term hereof. In addition, the Executive will not disclose the identity of any such customers, prospective customers, or suppliers, or any part thereof, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; or

(2) solicit or accept if offered to him, with or without solicitation, on his own behalf or on behalf of any other person, the services of any person who is a current employee of the Employer (or was an employee of the Employer during the year preceding such solicitation), nor solicit any of the Employer's current employees (or an individual who was an employee of the Employer during the year preceding such solicitation) to terminate employment with the Employer, nor agree to hire any current employee (or an individual who was an employee of the Employer during the year preceding such hire) of the Employer into employment with himself or any company, individual or other entity (provided,however, and notwithstanding the foregoing, the Executive shall not be precluded from hiring any current employee (or an individual who was an employee of the Employer during the year preceding such hire) of the Employer into any position of public service with a federal, state, or local governmental entity or agency so long as the Executive does not solicit the services of such employee or former employee); or

(3) directly or indirectly, whether as an investor (excluding investments representing less than one percent (1%) of the common stock of a public company), lender, owner, stockholder, officer, director, consultant, employee, agent, salesperson or in any other capacity, whether part-time or full-time, become associated with any business involved in a business similar to, or comparable to, the business of the Employer or any affiliate of the Employer; or

(4) act as a consultant, advisor, officer, manager, agent, director, partner, independent contractor, owner, or employee for or on behalf of any of the Employer's customers, prospective customers, or suppliers (as hereinafter defined), with respect to or in any way with regard to any aspect of the Employer's business and/or any other business activities in which the Employer engages during the term hereof.

E. The Executive acknowledges and agrees that the scope described above is necessary and reasonable in order to protect the Employer in the conduct of its business and that, if the Executive becomes employed by another employer, he shall be required to disclose the existence of this Paragraph 8 to such employer and the Executive hereby consents to and the Employer is hereby given permission to disclose the existence of this Paragraph 8 to such employer.

F. For purposes of this Paragraph 8, "customer" shall be defined as any person, firm, corporation, association, or entity that purchased any type of product and/or service from the Employer or is or was doing business with the Employer or the Executive within the twelve (12) month period immediately preceding termination of the Executive's employment. For purposes of this Paragraph 8, "prospective customer" shall be defined as any person, firm, corporation, association, or entity contacted or solicited by the Employer or the Executive (whether directly or indirectly) or who contacted the Employer or the Executive (whether directly or indirectly) within the twelve (12) month period immediately preceding termination of the Executive's employment for the purpose of having such persons, firms, corporations, associations, or entities become a customer of the Employer. For purposes of this Paragraph 8, "supplier" shall be defined as any person, firm, corporation, association, or entity who is or was doing business with the Employer or the Executive or who was contacted or solicited by the Employer or the Executive (whether directly or indirectly) or who contacted or solicited the Employer or the Executive (whether directly or indirectly) within the twelve (12) month period immediately preceding termination of the Executive's employment.

G. The Executive agrees that both during his employment and thereafter the Executive will not, for any reason whatsoever, use for himself or disclose to any person not employed by the Employer any "Confidential Information" of the Employer acquired by the Executive during his relationship with the Employer, both prior to and during the term of this Agreement. The Executive further agrees to use Confidential Information solely for the purpose of performing duties with, or for, the Employer and further agrees not to use Confidential Information for his own private use or commercial purposes or in any way detrimental to the Employer. The Executive agrees that "Confidential Information" includes but is not limited to: (1) any financial, engineering, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, organization charts, formulas, business plans, production, purchasing, marketing, pricing, sales, profit, personnel, customer, broker, supplier, or other lists or information of the Employer; (2) any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, customer lists, or documents of the Employer; (3) any confidential information or trade secrets of any third party provided to the Employer in confidence or subject to other use or disclosure restrictions or limitations; and (4) any other information, written, oral, or electronic, whether existing now or at some time in the future, whether pertaining to current or future developments, and whether previously accessed during the Executive's tenure with the Employer or to be accessed during his future employment with the Employer, which pertains to the Employer's affairs or interests or with whom or how the Employer does business. The Employer acknowledges and agrees that Confidential Information does not include (a) information properly in the public domain, (b) information in the Executive's possession prior to the date of his original association with the Employer, or (c) information which is required to be disclosed by law or legal process provided that the Executive notifies the Employer prior to or, if such advance notification is not possible, promptly after such disclosure and cooperates with the Employer in obtaining any protective order regarding or other confidential treatment of such information.

H. In the event that the Executive intends to communicate information to any individual(s), entity or entities (other than the Employer), to permit access by any individual(s), entity or entities (other than the Employer), or to use information for the Executive's own account or for the account of any individual(s), entity or entities (other than the Employer) and such information would be Confidential Information hereunder but for the exceptions set out at
(a) and (b) of Paragraph G of this Agreement, the Executive shall notify the Employer of such intent in writing, including a description of such information, no less than fifteen (15) days prior to such communication, access or use.

I. During and after the term of employment hereunder, the Executive will not remove from the Employer's premises any documents, records, files, notebooks, correspondence, reports, video or audio recordings, computer printouts, computer programs, computer software, price lists, microfilm, drawings or other similar documents containing Confidential Information, including copies thereof, whether prepared by him or others, except as his duty shall require, and in such cases, will promptly return such items to the Employer. Upon termination of his employment with the Employer, all such items including summaries or copies thereof, then in the Executive's possession, shall be returned to the Employer immediately.

J. The Executive recognizes and agrees that all ideas, inventions, patents, copyrights, copyright designs, trade secrets, trademarks, processes, discoveries, enhancements, software, source code, catalogues, prints, business applications, plans, writings, and other developments or improvements and all other intellectual property and proprietary rights and any derivative work based thereon (the "Inventions") conceived by the Executive, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of the Employer's business operations or that relate to any of the Employer's work or projects (including any and all inventions based wholly or in part upon ideas conceived during the Executive's employment with the Employer), are the sole and exclusive property of the Employer. The Executive further agrees that (1) he will promptly disclose all Inventions to the Employer and hereby assigns to the Employer all present and future rights he has or may have in those Inventions, including without limitation those relating to patent, copyright, trademark or trade secrets; and (2) all of the Inventions eligible under the copyright laws are "work made for hire." At the request of the
Employer, the Executive will do all things deemed by the Employer to be reasonably necessary to perfect title to the Inventions in the Employer and to assist in obtaining for the Employer such patents, copyrights or other protection as may be provided under law and desired by the Employer, including but not limited to executing and signing any and all relevant applications, assignments or other instruments. Notwithstanding the foregoing, pursuant to the Employee Patent Act, Illinois Public Act 83-493, the Employer hereby notifies the Executive that the provisions of this Paragraph 8 shall not apply to any Inventions for which no equipment, supplies, facility or trade secret information of the Employer was used and which were developed entirely on the Executive's own time, unless (1) the Invention relates (i) to the business of the Employer, or (ii) to actual or demonstrably anticipated research or development of the Employer, or (2) the Invention results from any work performed by the Executive for the Employer.

K. The Executive acknowledges and agrees that all customer lists, supplier lists, and customer and supplier information, including, without limitation, addresses and telephone numbers, are and shall remain the exclusive property of the Employer, regardless of whether such information was developed, purchased, acquired, or otherwise obtained by the Employer or the Executive. The Executive also agrees to furnish to the Employer on demand at any time during the term of this Agreement, and upon the termination of this Agreement, any other records, notes, computer printouts, computer programs, computer software, price lists, microfilm, or any other documents related to the Employer's business, including originals and copies thereof.

L. The Executive acknowledges that he may become aware of "material" nonpublic information relating to customers whose stock is publicly traded. The Executive acknowledges that he is prohibited by law as well as by Employer policy from trading in the shares of such customers while in possession of such information or directly or indirectly disclosing such information to any other persons so that they may trade in these shares. For purposes of this Paragraph L, "material" information may include any information, positive or negative, which might be of significance to an investor in determining whether to purchase, sell or hold the stock of publicly traded customers. Information may be significant for this purpose even if it would not alone determine the investor's decision.
Examples include a potential business acquisition, internal financial information that departs in any way from what the market would expect, the acquisition or loss of a major contract, or an important financing transaction.

M. It is agreed that any breach or anticipated or threatened breach of any of the Executive's covenants contained in this Paragraph 8 will result in irreparable harm and continuing damages to the Employer and its business and that the Employer's remedy at law for any such breach or anticipated or threatened breach will be inadequate and, accordingly, in addition to any and all other remedies that may be available to the Employer at law or in equity in such event, any court of competent jurisdiction may issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Employer posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of any such covenant, including, but not limited to, any injunction restraining the Executive from disclosing, in whole or part, any Confidential Information. The Executive acknowledges the truthfulness of all factual statements in this Agreement and agrees that he is estopped from and will not make any factual statement in any proceeding that is contrary to this Agreement or any part thereof.

9. Notices. Any and all notices required in connection with this Agreement shall be deemed adequately given only if in writing and (a) personally delivered, or sent by first class, registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight courier, (b) sent by facsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended, or (c) sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or (d) with respect to a facsimile, the date on which the facsimile is sent and receipt of which is confirmed. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed to his residence in the case of the Executive, or to its principal office in the case of the Employer.

10. Waiver of Breach. A waiver by the Employer of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver or estoppel of any subsequent breach by the Executive. No waiver shall be valid unless in writing and signed by an authorized officer of the Employer.

11. Assignment. The Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.

12. Entire Agreement. This Agreement sets forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless in writing and signed by the Employer and the Executive.

13. Severability. If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify those restrictions in this Agreement that, once modified, will result in an agreement that is enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

14. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

15. Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

16. Recitals. The recitals to this Agreement are incorporated herein as an integral part hereof and shall be considered as substantive and not precatory language.

17. Arbitration. Any controversy or claim arising out of or relating to this Agreement or breach thereof, other than any controversy or claim arising under Paragraph 8, shall be resolved by arbitration in accordance with the National Rules for the Resolution of Employment Disputes ("Rules") of the American Arbitration Association through a single arbitrator selected in accordance with the Rules. The decision of the arbitrator shall be rendered within thirty (30) days of the close of the arbitration hearing and shall include written findings of fact and conclusions of law reflecting the appropriate substantive law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof in the State of Illinois. In reaching his or her decision, the arbitrator shall have no authority (a) to authorize or require the parties to engage in discovery (provided, however, that the arbitrator may schedule the time by which the parties must exchange copies of the exhibits that, and the names of the witnesses whom, the parties intend to present at the hearing), (b) to interpret or enforce Paragraph 8 of the Agreement (for which Paragraph 19 shall provide the exclusive venue), (c) to change or modify any provision of this Agreement, (d) to base any part of his or her decision on the common law principle of constructive termination, or (e) to award any damages not otherwise available under the laws of the State of Illinois (or under any applicable federal laws) and may not make any ruling, finding or award that does not conform to this Agreement. Each party shall bear all of his or its own legal fees, costs and expenses of arbitration and one-half (1/2) of the costs of the arbitrator.

18. Indemnification. To the fullest extent permitted by law, the Employer agrees to indemnify the Executive against, and to hold the Executive harmless from any and all claims, lawsuits, losses, damages, assessments, penalties, expenses, costs and liabilities of any kind or nature, including without limitation, court costs and attorneys' fees, which the Executive may sustain directly as a result of, or in connection with, any act or omission by the Employer or its employees or any suit or other proceeding brought by a third party (including but not limited to governmental or regulatory agencies or bodies) in connection with the foregoing or in connection with any act or omission of the Executive while he was employed or served as an officer or director of the Employer or any wholly-owned subsidiary thereof, unless such claim, lawsuit, loss, damage, assessment, penalty, expense, cost or liability is the result of the Executive's gross negligence or willful misconduct.

19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without reference to its conflict of law provisions. Furthermore, the Executive agrees and consents to submit to personal jurisdiction in the state of Illinois in any state or federal court of competent subject matter jurisdiction situated in Cook County, Illinois. The Executive further agrees that the sole and exclusive venue for any suit arising out of, or seeking to enforce, the terms of Paragraph 8 of this Agreement shall be in a state or federal court of competent subject matter jurisdiction situated in Cook County, Illinois. In addition, the Executive waives any right to challenge in another court any judgment entered by such Cook County court or to assert that any action instituted by the Employer in any such court is in the improper venue or should be transferred to a more convenient forum.

         IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.

EMPLOYER:                                                   EXECUTIVE:

USFREIGHTWAYS CORPORATION,                                  SAMUEL K. SKINNER
a Delaware corporation


By: /s/John W. Puth                                       /s/Samuel K. Skinner
       ------------                                       --------------------
Its: Compensation Committee, Chairman
     --------------------------------

                                    EXHIBIT A

                            USFREIGHTWAYS CORPORATION
                       NONSTATUTORY STOCK OPTION AGREEMENT

         THIS AGREEMENT is made effective this 5th day of June, 2000 (the "Grant
Date"),   between  USFreightways   Corporation,   a  Delaware  corporation  (the
"Company"), and Samuel K. Skinner (the "Optionee").

         WHEREAS, in accordance with the terms of that certain Employment Agreement as executed by and between the Company and the Optionee effective of even date herewith (the "Employment Agreement"), the Company desires to grant to the Optionee an option to purchase shares of its common capital stock (the "Shares") under the Company's Long-Term Incentive Plan (the "Plan"); and

         WHEREAS, the Company and the Optionee understand and agree that any terms used herein have the same meanings as in the Plan (the Optionee being referred to in the Plan as a "Participant").

         NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.       GRANT OF OPTION

         The Company grants to the Optionee the right and Option to purchase all or any part of an aggregate of 200,000 Shares (the "Option") on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

2.       PURCHASE PRICE

         The purchase price of the Shares subject to the Option shall be $25.9373 per Share, the fair market value of a Share as of the Grant Date.

3.       EXERCISE OF OPTION

         Subject to the Plan and this Agreement, the Option shall be exercisable as follows:

             EXERCISE PERIOD
 ----------------------------------------------------------------------------

Number of Shares  Commencement Date                      Expiration Date

   40,000        Grant Date                       10th Anniversary of Grant Date
   40,000        1st Anniversary of Grant Date    10th Anniversary of Grant Date
   40,000        2nd Anniversary of Grant Date    10th Anniversary of Grant Date
   40,000        3rd Anniversary of Grant Date    10th Anniversary of Grant Date
   40,000        4th Anniversary of Grant Date    10th Anniversary of Grant Date

         Notwithstanding the foregoing, if the Optionee's services are terminated by the Company (without "cause," as such term is defined in the Employment Agreement) within six (6) months following a Change of Control, or the Optionee voluntarily terminates his employment within six (6) months following a Change of Control, all Shares, whether or not exercisable in accordance with the Schedule set forth above, shall become immediately exercisable. For purposes of this Agreement, a "Change of Control" shall be as defined in Paragraph 7B of the Employment Agreement.

4.       ISSUANCE OF STOCK

         The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan. On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Shares prior to the issuance thereof), the Company shall accept payment for the Shares and shall deliver to the Optionee an appropriate certificate or certificates for the Shares as to which the Option was exercised.

         The Option price of any Shares shall be payable at the time of exercise as determined by the Company either:

(a)      in cash, by certified check or bank check, or by wire transfer; or

(b) in whole shares of the Company's common stock, provided, however, that (i) if such shares were acquired pursuant to an incentive stock option plan (as defined in Code Section 422) of the Company or Affiliate, then the applicable holding period requirements of said Section 422 have been met with respect to such shares, (ii) if the Optionee is subject to the reporting requirements of
               Section 16 of the Securities Exchange Act of 1934, as amended from time to time, and if such shares were granted pursuant to an option, then such option must have been granted at least six (6) months prior to the exercise of the Option hereunder, and (iii) such shares were owned by the Optionee for six (6) or more months prior to the exercise of the Option hereunder; or

(c) through the delivery of cash or the extension of credit by a broker-dealer to whom the Optionee has submitted notice of exercise or otherwise indicated an intent to exercise an Option (a so-called "cashless" exercise); or

(d)      in any combination of (a), (b), or (c) above.

         The fair market value of the stock to be applied toward the purchase price shall be determined as of the date of exercise of the Option in a manner consistent with the determination of fair market value with respect to the grant of an Option under the Plan. Any certificate for shares of outstanding stock of the Company used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered holder of the certificate, with signature guaranteed in the event the certificate shall also be accompanied by instructions from the Optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.

         The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder's name in the share register of the Company upon the due exercise of the Option.

5.       NON-ASSIGNABILITY

         This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan may otherwise provide.

6.       NOTICES

         Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

         To the Company:   USFreightways Corporation
                                    8550 West Bryn Mawr Avenue
                                    Suite 700
                                    Chicago, Illinois 60631
                                    Attn:  Long-Term Incentive Plan Committee

         To the Optionee:  Samuel K. Skinner
                                    11 Indian Hill Road
                                    Winnetka, Illinois  60093

         or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

7.       GOVERNING LAW

         This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois.

8.       BINDING EFFECT

         This Agreement shall (subject to the provisions of Section 5 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         IN WITNESS  WHEREOF,  the  Company  and the  Optionee  have caused this
Agreement   to  be  executed  on  their   behalf,   by  their  duly   authorized
representatives, all on the day and year first above written.

COMPANY:                                    OPTIONEE:

USFREIGHTWAYS CORPORATION


By: _______________________                 _____________________________
Its: _______________________                         Samuel K. Skinner

                                    EXHIBIT B

                            USFREIGHTWAYS CORPORATION
                              STOCK GRANT AGREEMENT


         THIS AGREEMENT is made effective this 5th day of June, 2000 (the "Grant
Date")  between   USFreightways   Corporation,   a  Delaware   corporation  (the
"Company"), and Samuel K. Skinner (the "Recipient").

         WHEREAS, in accordance with the terms of that certain Employment Agreement as executed by and between the Company and the Recipient effective of even date herewith (the "Employment Agreement"), the Company desires to grant to the Recipient certain shares of its common capital stock (the "Stock") under the Company's Long-Term Incentive Plan (the "Plan"); and

         WHEREAS, the Company and the Recipient understand and agree that any terms used herein have the same meanings as in the Plan (the Recipient being referred to in the Plan as a "Participant").

         NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.       GRANT OF STOCK

         The Company hereby grants to the Recipient 7,711 Shares of Stock on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Recipient acknowledges receipt of a copy of the Plan. The Company and the Recipient acknowledge that the number of Shares granted hereunder equals $200,000 of Stock on the Grant Date.

2.       CERTIFICATES AND SHAREHOLDER RIGHTS

         The Company's Transfer Agent and Registrar shall prepare and issue a stock certificate in the Recipient's name representing the Shares of Stock that the Recipient has been granted. From and after the issuance of the certificate, the Recipient shall be the holder of record with respect to the Stock.


3.       WITHHOLDING

         The Company shall have the power and right to deduct or withhold, or require the Recipient to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any grant made under or as a result of this Agreement. In the alternative, the Recipient may elect, subject to Company approval, to satisfy the withholding requirement in whole or in part, by having the Company withhold Shares that would otherwise be transferred to the Recipient having a fair market value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Recipient.

5.       NOTICES

         Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

         To the Company:   USFreightways Corporation
                               8550 West Bryn Mawr Avenue
                               Suite 700
                               Chicago, IL 60631
                               Attn:  Long-Term Incentive Plan Award Committee

         To the Recipient: Samuel K. Skinner
                                    11 Indian Hill Road
                                    Winnetka, Illinois 60093

         or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

6.       GOVERNING LAW

         This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois.

7.       BINDING EFFECT

         This   Agreement   shall  be  binding   upon  the   heirs,   executors,
administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and the Recipient have caused this Agreement to be executed on its and his behalf effective the day and year first above written.


USFREIGHTWAYS CORPORATION                                    RECIPIENT


By:
   --------------------------------------------------
Its:                                                         Samuel K. Skinner
     ------------------------------------------------